Exhibit 99.1

Transgenomic Announces $2.375 Million Private Placement Financing

OMAHA, Neb. (October 22, 2014) - Transgenomic, Inc. (NASDAQ: TBIO) announced today that it has raised gross proceeds of approximately $2.375 million in a private placement financing with a syndicate of new and existing institutional and other accredited investors. The Company’s common shares were priced at $3.25 per share, which represents a premium to the closing stock price on October 21, 2014. For each share of common stock purchased, investors also received a warrant to purchase 0.5 shares of the Company’s common stock at an exercise price of $4.00 per share. The warrants have a term of exercise equal to five years from the first date of exercise, which is six months following the closing date. In the aggregate, the Company issued approximately 0.73 million shares of common stock and 0.37 million warrants.

Net proceeds from this offering will be used for general corporate and working capital purposes, including activities supporting the company’s ICE COLD-PCRTM technology. The securities offered in this private placement transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the terms of a definitive agreement entered into with the investors, Transgenomic has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the offering and issuable upon exercise of the warrants. Any offering of Transgenomic’s securities under the resale registration statement referred to above will be made only by means of a prospectus.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About Transgenomic, Inc.

Transgenomic, Inc. is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through advanced diagnostic technologies, such as its revolutionary ICE COLD-PCRTM and its unique genetic tests provided through its Patient Testing business. The company also provides specialized clinical and research services to biopharmaceutical companies developing targeted therapies and sells equipment, reagents and other consumables for applications in molecular testing and cytogenetics. Transgenomic’s diagnostic technologies are designed to improve medical diagnoses and patient outcomes.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to the expected use of proceeds from the offering. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contacts

Investor Contact
Argot Partners
Susan Kim, 212-600-1902
susan@argotpartners.com
or

Media Contact

BLL Partners LLC

Barbara Lindheim, 212-584-2276

blindheim@bllbiopartners.com

or

Company Contact
Transgenomic, Inc.

Mark Colonnese, 203-907-2242

Executive Vice President and Chief Financial Officer

investorrelations@transgenomic.com